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                                  EXHIBIT 21.0

                              LIST OF SUBSIDIARIES



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EXHIBIT 21.0      LIST OF SUBSIDIARIES


      Registrant           Clifton Savings Bancorp, Inc.



                                  Percentage             Jurisdiction or
      Subsidiaries                 Ownership          State of Incorporation
---------------------------   ---------------------   --------------------------


Clifton Savings Bank               100%                    United States


Botany Inc. (1)                    100%                    New Jersey
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(1) Wholly owned subsidiary of Clifton Savings Bank.